EXHIBIT 99.2

Infinity Pharmaceuticals, Inc.

Condensed Balance Sheet

(Unaudited)

June 30, 2006
Assets
Current assets:
Cash and cash equivalents	$21,047,575
Available-for-sale securities	1,750,192
Accounts receivable	1,474,945
Unbilled accounts receivable	406,250
Notes receivable from employees	99,980
Prepaid expenses and other assets	3,148,038

Total current assets	27,926,980

Property and equipment, net	8,653,195
Notes receivable from employees	146,927
Restricted cash	1,532,956
Other assets	265,204

Total assets	$38,525,262

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$1,076,969
Accrued expenses	5,753,545
Deferred revenue	4,778,250
Current portion of long-term debt and capital leases, net of financing costs	3,616,655

Total current liabilities	15,225,419

Deferred revenue, less current portion	10,000,000
Other liabilities	475,000
Long-term debt and capital leases, less current portion net of financing costs	13,849,936

Total liabilities	39,550,355

Stockholders’ deficit:
Series A Convertible Preferred Stock, $.0001 par value; 9,000,000 shares authorized, 8,134,999 shares issued and outstanding (liquidation preference $12,202,499)	814
Series B Convertible Preferred Stock, $.0001 par value; 24,866,667 shares authorized, 19,473,336 shares issued and outstanding (liquidation preference $73,025,010)	1,947
Series C Convertible Preferred Stock, $.0001 par value; 11,111,112 shares authorized, 11,111,112 shares issued and outstanding (liquidation preference $50,000,004)	1,111
Series D Convertible Preferred Stock, $.0001 par value; 1,000,0000 shares authorized, 1,000,000 shares issued and outstanding (liquidation preference $5,000,000)	100
Common stock, $.0001 par value; 80,022,221 shares authorized, 12,520,453 shares issued and outstanding	1,253
Additional paid-in capital	144,107,476
Accumulated deficit	(145,132,411)
Treasury stock, at cost	(4,986)
Accumulated other comprehensive loss	(397)

Total stockholders’ deficit	(1,025,093)

Total liabilities and stockholders’ deficit	$38,525,262

The accompanying notes are an integral part of these unaudited condensed financial statements.

Infinity Pharmaceuticals, Inc.

Condensed Statements of Operations

(Unaudited)

	Six Months Ended June 30
	2006	2005
Collaborative research and development revenue	$3,537,445	$—

Operating expenses:
Research and development	18,502,965	14,365,190
General and administrative	3,358,353	2,699,652

Total operating expenses	21,861,318	17,064,842

Loss from operations	(18,323,873)	(17,064,842)

Interest expense	(354,053)	(430,883)
Interest and investment income	402,651	497,292

Net loss	$(18,275,275)	$(16,998,433)

The accompanying notes are an integral part of these unaudited condensed financial statements.

Infinity Pharmaceuticals, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Operating activities
Net loss	$(18,275,275)	$(16,998,433)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,706,552	2,006,137
Noncash stock-based compensation	825,374	87,627
Loan forgiveness	62,652	38,156
Loss on sale of property and equipment	—	3,629
Amortization of deferred financing costs	52,633	70,678
Interest income on restricted cash	(31,380)	(16,312)
Interest income on employee loans	(3,662)	(3,454)
Changes in operating assets and liabilities:
Accounts receivable and unbilled accounts receivable	(1,881,195)	2,500,000
Prepaid expenses and other assets	(1,629,397)	(354,995)
Accounts payable	417,684	(519,382)
Accrued expenses	(530,086)	863,379
Deferred revenue	13,750,000

Net cash used in operating activities	$(5,536,100)	$(12,322,970)

Investing activities
Purchases of property and equipment	$(470,648)	$(2,016,698)
Proceeds from sale of property and equipment	—	9,084
Purchases of available-for-sale securities	(1,745,374)	(16,254,520)
Maturities of available-for-sale securities	1,499,998	19,711,000

Net cash provided by (used in) investing activities	$(716,024)	$1,448,866

Financing activities
Proceeds from sale of Series D Convertible Preferred Stock, net of issuance costs	$5,000,000	$—
Proceeds from sale of Series C Convertible Preferred Stock, net of issuance costs	—	(13,546)
Proceeds from issuances of common stock	65,992	109,204
Repurchase of common stock	(4,986)	(35,394)
Proceeds from equipment loan	15,000,000	1,541,195
Payments on equipment loan	(2,040,570)	(2,699,043)
Capital lease financing	—	43,371
Capital lease payments	(70,626)	(57,476)
Repayment of employee loans	2,133	20,435
New employee loans	(95,000)	(126,000)

Net cash provided by (used in) financing activities	$17,856,943	$(1,217,254)

Net increase (decrease) in cash and cash equivalents	11,604,819	(12,091,358)
Cash and cash equivalents at beginning of period	9,442,756	24,633,879

Cash and cash equivalents at end of period	$21,047,575	$12,542,521

The accompanying notes are an integral part of these unaudited condensed financial statements.

Infinity Pharmaceuticals, Inc.

Notes to Condensed Financial Statements

(unaudited)

1.	Basis of Presentation

The accompanying financial statements are unaudited and have been prepared by Infinity Pharmaceuticals, Inc. (“Infinity” or the “Company”) in accordance with accounting principles generally accepted in the United States.

The condensed financial statements as of June 30, 2006, and for the six months ended June 30, 2006 and 2005, are unaudited. In the opinion of management, these condensed financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of results for the interim periods presented. The Company has condensed or omitted certain information and disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States. The Company believes the disclosures made are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the Company’s audited financial statements as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, that are included at pages F-49 through F-80 in the Registration Statement on Form S-4 (File No. 333-134438) that was filed by Discovery Partners International, Inc. (“DPI”) with the Securities and Exchange Commission (“SEC”) on August 7, 2006.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition, the valuation of long-lived assets and assumptions in the valuation of stock-based compensation. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Actual results could differ from those estimates. Interim results are not necessarily indicative of results for a full year or for any subsequent interim period.

The accompanying financial statements do not give effect to the merger of the Company and DPI or the reverse split of DPI common stock. See Notes 5 (“DPI Merger”) and 9 (“Subsequent Events”) below.

2.	Significant Accounting Policies

Stock-Based Compensation Expense

The Company adopted Financial Accounting Standards Board Statement No. 123(R), “Share-Based Payments” (“FAS 123(R)”), as of January 1, 2006. FAS 123(R) revises FAS Statement No. 123, “Accounting for Stock-Based Compensation” (“FAS 123”), supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and amends FAS Statement No. 95, “Statement of Cash Flows.” FAS 123(R) requires companies to expense the fair value of employee stock options and other equity compensation.

Revenue Recognition

Revenues to date have been generated under research collaboration agreements and, accordingly, the Company recognizes revenue in accordance with the SEC’s Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition and Emerging Issues Task Force (EITF) No. 00-21, Revenue Arrangements With Multiple Deliverables.

The terms of these research collaboration agreements may include payment to the Company of non-refundable up-front license fees, funding of research and development efforts, milestone payments and/or royalties on product sales. Agreements containing multiple elements are divided into separate units of accounting if certain criteria are met, including whether the delivered element has stand-alone value to the collaborative partner and whether there is objective and reliable evidence of fair value of the undelivered obligation(s). The consideration received is allocated among the separate units based on their respective fair values or the residual method, and the applicable revenue recognition criteria are applied to each of the separate units.

The Company recognizes revenues from non-refundable, up-front license fees on a straight-line basis over the contracted or estimated period of performance, which is typically the research or development term. Research and development funding is recognized as earned over the period of effort.

The Company recognizes milestone payments as revenue upon achievement of the milestone only if (1) the milestone payment is non-refundable, (2) substantive effort is involved in achieving the milestone and (3) the amount of the milestone is reasonable in relation to the effort expended or the risk associated with achievement of the milestone. If any of these conditions is not met, the Company defers the milestone payment and recognizes it as revenue over the estimated period of performance under the contract as the Company completes its performance obligations.

Royalty revenue is recognized based upon actual and estimated net sales of licensed products in licensed territories as provided by the licensee, and is recognized in the period the sales occur. The Company has not recognized any royalty revenues to date.

Research and Development Expense

Research and development expenses consist of expenses incurred in performing research and development activities including salaries and benefits, facilities expenses, materials and supplies, pre-clinical expenses, overhead expenses, clinical trial and related clinical manufacturing expenses, share-based compensation expense, contract services, and other outside expenses. Research and development expenses are expensed as incurred. The Company has entered into certain collaboration agreements in which expenses are shared with the collaborator. The Company has entered into other collaborations where it is reimbursed for work performed on behalf of the collaborator. The Company records these expenses as research and development expenses. If the arrangement is a cost-sharing arrangement and there is a period during which the Company receives payments from the collaborator, the Company records payments by the collaborator for its share of the development effort as a reduction of research and development expense. If the arrangement is a reimbursement of research and development expenses, the Company records the reimbursement as revenue. As of June 30, 2006, the Company has not offset any collaborator payments against research and development expense.

3.	Stock-Based Compensation

Infinity Pharmaceuticals, Inc. 2001 Stock Incentive Plan

The Company has a 2001 Stock Incentive Plan (the “Plan”), which provides for the granting of stock options intended to qualify as incentive stock options under the Internal Revenue Code or as nonqualified stock options, as well as restricted stock and other stock having such terms and conditions determined by the Company’s Board of Directors (the “Board”). Under the Plan, stock awards may be granted to employees, including officers and directors who are employees, and to consultants of the Company. Incentive stock options may be granted at a price not less than fair value of the common stock on the date of grant. The Board determines the vesting schedule of the awards. For new-hire grants, this schedule typically provides for vesting of 25% of shares at the end of the first year of service with the remaining 75% vesting ratably on a monthly basis over the following three-year period. For annual grants, this schedule typically provides for monthly vesting over four years. The maximum contractual term of stock options is ten years. At June 30, 2006, 14,300,000 shares of common stock had been authorized for issuance under the Plan and the Company had a total of 912,295 shares of common stock available for grant under the Plan.

All stock options granted under the Plan as of June 30, 2006 contain provisions allowing for the early exercise of such options. All shares of common stock issued upon exercise of these options contain certain restrictions that allow the Company to repurchase unvested shares at their original purchase price. The repurchase provisions on the initial shares granted as part of an employee’s initial employment generally lapse as follows: 25% at the end of the first year of service with the remaining 75% lapsing ratably on a monthly basis over the following three-year period. The repurchase provisions on annual grants to existing employees generally lapse on a monthly basis over a four-year period; however, the Company granted 860,923 shares during 2005 with a repurchase provision lapsing on a monthly basis over a six-year period. At June 30, 2006, 262,187 shares of common stock issued pursuant to the early exercise of options are subject to repurchase.

SFAS No. 123(R) Compensation Expense

Under SFAS No. 123(R), share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite service period. The Company has no awards with market or performance conditions. The Company adopted the provisions of SFAS No. 123(R) on January 1, 2006, using a modified prospective application, which provides for certain changes to the method for valuing share-based compensation. Under the modified prospective application, prior periods are not revised for comparative purposes. The valuation provisions of SFAS No. 123(R) apply to new awards, unvested awards that are outstanding on the effective date, and awards subsequently modified or cancelled. Estimated compensation expense for unvested awards outstanding at the effective date will be recognized over the remaining service period using the compensation cost previously calculated for pro forma disclosure purposes under FAS 123. Upon the adoption of SFAS No. 123(R), the Company has elected to continue to use the Black-Scholes valuation model in determining the fair value of equity awards.

In March 2006, the Company forgave certain outstanding nonrecourse loans that were given to employees of the Company in previous years in order for such employees to exercise stock options. This forgiveness constituted a modification of the awards under SFAS No. 123(R), and resulted in compensation expense of $510,000, of which $347,000 was recognized immediately as a portion of the awards were vested. The Company recognized $373,054 in compensation expense related to these nonrecourse loans for the six months ended June 30, 2006.

Total stock-based compensation expense, related to all equity awards, recognized under SFAS No. 123(R) for the six months ended June 30, 2006, comprised the following (unaudited):

Six Months Ended June 30, 2006
Effect of stock-based compensation on net loss by line item:
Research and development	$452,320
General and administrative	373,054

Total stock-based compensation	$825,374

As of June 30, 2006, there was $2.1 million of total unrecognized compensation cost, net of estimated forfeitures, related to unvested options and restricted stock granted under the Plan, including $136,946 of unrecognized compensation expense associated with the forgiveness of the nonrecourse loans. That cost is expected to be recognized over a weighted-average period of three years.

SFAS No. 123(R) Valuation Assumptions

The fair value of the options under SFAS No. 123(R) at June 30, 2006 was estimated using the Black Scholes valuation model using the following assumptions:

For the Six Months Ended June 30, 2006
Risk-free interest rate	4.92%
Expected annual dividend yield	—
Expected stock price volatility	63.53%
Expected term of options	5.02 years

The valuation assumptions were determined as follows:

•	Risk-free interest rate: The Company bases the risk-free interest rate on U.S. Treasury securities in effect at the time of grant for a period that is commensurate with the expected term assumption.

•	Expected annual dividend yield: The estimate for annual dividends is zero, because the Company has not historically, and does not intend for the foreseeable future, to pay a dividend.

•	Expected stock price volatility: The Company determined the expected volatility by using an average expected volatility from comparable public companies. For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options’ vesting period on a straight-line basis.

•	Expected term of options: The expected term of options represents the period of time that options are expected to be outstanding. The Company used historical data and expectations for the future to estimate employee exercise and post-vest termination behavior. The Company believes that all groups of employees exhibit similar exercise and post-vest termination behavior and therefore does not stratify employees into multiple groups.

SFAS No. 123 (R) requires the application of an estimated forfeiture rate to current period expense to recognize compensation expense only for those awards expected to vest. The Company estimates forfeitures based upon historical data, adjusted for known trends, and will adjust its estimate of forfeitures if actual forfeitures differ or are expected to differ from such estimates. Subsequent changes in estimated forfeitures will be recognized through a cumulative adjustment in the period of change and will also impact the amount of stock-based compensation expense in future periods. As of June 30, 2006, the forfeiture rate was estimated to be 16%.

Determination of the fair value of the Company’s common stock

As of June 30, 2006, the Company’s common stock had never been publicly traded. Since inception, the fair value of the Company’s common stock for accounting purposes was determined by the Board with input from management.

Because the Company is not profitable and does not have significant revenue, it has believed that a key factor in determining changes in its fair value is the stage of, and changes in, its clinical pipeline. In the biotechnology and pharmaceutical industries, the progression of a drug candidate from preclinical development into clinical trials and the progression from one phase of clinical trials to the next may increase the enterprise’s fair value. In addition to this factor, the Board determined the fair market value of the Company’s common stock based on other objective and subjective factors, including:

•	the Board’s knowledge and experience in valuing early-stage life sciences companies;

•	comparative values of public companies, discounted for the risk and limited liquidity provided for in the shares subject to the options issued by the Company;

•	pricing of private sales of the Company’s preferred stock;

•	prior valuations of stock grants;

•	the effect of events that have occurred between the times of such Board determinations; and

•	economic trends in the biotechnology and pharmaceutical industries specifically, and general economic trends.

As of and since December 31, 2005, in addition to the foregoing factors, the Board considered contemporaneous estimations of the fair value of the Company’s common stock using the Probability-Weighted Expected Return method, as of December 31, 2005, and again as of March 10, 2006 to estimate the increase in the Company’s value created by its collaboration with Novartis. These valuation analyses and the resulting estimates of fair value of the Company’s enterprise value were based on the market valuation method, specifically the guideline company approach. The enterprise value was allocated to the different classes of the Company’s equity instruments using the Probability-Weighted Expected Return method. The cost approach was not utilized in these analyses because companies within the pharmaceutical industry are not asset-intensive and are highly focused on intangible research and development results. The income approach was not utilized because the Company is in the development stage and is generating negative cash flows.

The Company also used the results of the valuation of the fair value of its common stock to verify the values that it had established prior to December 31, 2005 in connection with the issuance of equity awards. The Company determined that the enterprise value and the underlying estimated fair value of its common stock assigned during 2005 were reasonable in relation to that per the valuation as of December 31, 2005. Further, the Company similarly reassessed the estimated fair values assigned prior to 2005 and also found them to be reasonable in light of the December 31, 2005 valuation.

The Company also reassessed the enterprise value and the fair value of its underlying equity securities as of December 31, 2005 and the quarter ended June 30, 2006 in relation to the implied enterprise value of the Company inherent in its planned business combination with DPI. The Company found that such implied value corroborated the valuation results and, consequently, the Company’s estimate of the fair value of its common stock at December 31, 2005 and June 30, 2006 appeared reasonable based on an implied enterprise value of the Company of approximately $162 million inherent in the merger with DPI.

A summary of the Company’s stock option activity for the six months ended June 30, 2006 is as follows:

	Stock Options	Weighted-Average Exercise Price
Outstanding at December 31, 2005	4,436,000	$0.42
Granted	1,329,011	0.91
Exercised	(185,451)	0.40
Forfeited	(119,814)	0.40

Outstanding at June 30, 2006	5,459,746	$0.54

Weighted-average fair value per share of options granted during the year		$0.56

	Options Outstanding		Options Exercisable and Vested
Exercise Prices	Number Outstanding at June 30, 2006	Weighted- Average Remaining Contractual Life	Number Exercisable as of June 30, 2006	Percent of options vested at June 30, 2006
$0.38	1,538,454	7.51	1,538,454	69%
$0.45	2,593,071	8.86	2,593,071	37%
$0.77	1,219,437	9.76	1,219,437	15%
$2.54	108,784	9.95	108,784	5%

Total	5,459,746	8.70	5,459,746	40%

All options granted during the six months ended June 30, 2006 were granted with exercise prices equal to or greater than the fair market value of the Company’s common stock on the date of grant, and had weighted-average exercise price of $0.91.

The aggregate intrinsic value of options outstanding as of June 30, 2006 was $11.2 million, all of which related to exercisable options. The aggregate intrinsic value was calculated based on the positive difference between the closing fair market value of DPI common stock on June 30, 2006 ($2.60) and the exercise price of the underlying Company options. The aggregate intrinsic value of options exercised during the six months ended June 30, 2006 was $52,936. The total cash received from employees as a result of employee stock option exercises during the six months ended June 30, 2006 was approximately $73,957. The Company settles employee stock option exercises with newly issued common shares.

A summary of the status of unvested shares of restricted stock as of June 30, 2006, and changes during the six months then ended is presented below:

	Restricted Stock	Weighted-Average Grant Date Fair Value
Unvested at January 1, 2006	1,726,651	$0.37
Granted	—	—
Vesting extension related to nonrecourse loans	153,650	0.37
Vested	(536,937)	0.32
Repurchased	(12,538)	0.40

Unvested at June 30, 2006	1,330,826 *	$0.39

*	Includes 678,487 unvested restricted shares related to the nonrecourse loans forgiven as of June 30, 2006.

Prior to the adoption of SFAS No. 123(R)

Through December 31, 2005, the Company has accounted for awards under the Plan under SFAS No. 123, electing to use the intrinsic value recognition and measurement principles of APB 25, and related interpretations as provided by SFAS No. 123 and enhanced disclosures as required by SFAS No. 148, Stock-Based Compensation Transition and Disclosure. Stock-based employee compensation cost of $53,012 is reflected in the Company’s net loss for the six month period ended June 30, 2005 for options granted under the Plan that were subject to variable accounting.

The Company has applied the recognition provisions of SFAS No. 123 and EITF No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring , or in Connection With Selling Goods or Services, for all stock option grants to non-employees. Stock-based non-employee compensation cost of $26,067 is reflected in net loss for the six ended June 30, 2005, for awards issued to non-employees under the Plan.

The following table illustrates the effect on net loss as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

For the Six Months Ended June 30, 2005
Net loss, as reported	$(16,998,433)
Add total employee stock-based compensation expense included in net loss	53,012
Deduct total employee stock-based compensation expense determined under fair value-based method for all awards	(287,509)

Pro forma net loss	$(17,232,930)

The fair value of the options was estimated at the date of grant using the Black-Scholes valuation model using the following weighted-average assumptions:

For the Six Months Ended June 30, 2005
Risk-free interest rate	3.94%
Expected annual dividend yield	—
Expected stock price volatility	70.0%
Expected term of options	9 years

4.	Comprehensive Loss

For the six months ended June 30, 2006 and 2005, comprehensive loss was as follows (in thousands):

	Six Months Ended June 30,
	2006	2005
Net loss	$(18,275,275)	$(16,998,433)
Unrealized holding gains on marketable securities	1,644	23,912

Total comprehensive loss	$(18,273,631)	$(16,974,521)

5.	DPI Merger

On April 11, 2006, the Company announced the execution of a definitive merger agreement under which a wholly-owned subsidiary of DPI would merge with and into the Company with the Company surviving the merger as a wholly owned subsidiary of DPI. This merger was completed on September 12, 2006. See Note 9, “Subsequent Events,” below.

6.	Long-Term Debt

Oxford

On October 16, 2002, the Company and Oxford Finance Corporation (“Oxford”) entered into a master loan and security agreement providing for a credit facility to finance the purchase of laboratory equipment, computer hardware, office furniture and equipment, computer software (including extended warranties and service contracts), and other equipment and property. This agreement was amended on March 31, 2006 (as so amended, the “Oxford Agreement”) to allow for the company to borrow up to $7.5 million for use in operations. Under the Oxford Agreement, the Company has borrowed, as of June 30, 2006, an aggregate principal amount of $7.5 million from Oxford pursuant to promissory notes dated as of March 31, 2006 and June 30, 2006 (the “Oxford Notes”). The Oxford Notes bear interest at a rate of 11.26% and 11.75% per annum, respectively, and are payable in 39 consecutive monthly installments beginning in May 2006. In order to secure performance under the Oxford Agreement and the Oxford Notes, the Company granted to Oxford a security interest in the Company’s current and future personal property and fixtures, and the Company agreed to a covenant not to transfer, assign or otherwise encumber its intellectual property other than licenses granted in the ordinary course of business or pursuant to agreements that the Company reasonably believes are in, or not opposed to, its best interest. Further, in connection with the execution of the Oxford Agreement, the Company issued to Oxford warrants to purchase 140,000 shares of the Company’s Series B convertible preferred stock. These warrants expire, if not sooner exercised, on various dates between March 30, 2016 and June 30, 2016. The fair value of $558,180 for the warrants was estimated using the Black-Scholes valuation model assuming no expected dividends, a volatility of 64%, an estimated life of ten years, and a risk-free interest rate of 5.13%. The amount was recorded as a reduction of debt and is being amortized ratably over the loan period as interest expense.

Horizon

On June 30, 2006, the Company and Horizon Technology Funding Company LLC (“Horizon”) entered into a venture loan and security agreement (the “Horizon Agreement”) under which the Company borrowed an aggregate principal amount of $7.5 million from

Horizon pursuant to the terms of two promissory notes, each dated as of June 30, 2006 (the “Horizon Notes”). The Horizon Notes bear interest at a rate equal to 11.93% per annum and are payable in 39 consecutive monthly installments beginning in July 2006. In order to secure performance under the Horizon Agreement and the Horizon Notes, the Company granted to Horizon a security interest in the Company’s current and future personal property and fixtures, and the Company agreed to a covenant not to transfer, assign or otherwise encumber its intellectual property other than licenses granted in the ordinary course of business or pursuant to agreements that the Company reasonably believes are in, or not opposed to, its best interest. Further, in connection with the execution of the Horizon Agreement, the Company issued to Horizon warrants to purchase 140,000 shares of the Company’s Series B convertible preferred stock. These warrants expire, if not sooner exercised, on June 30, 2016. The fair value of $558,180 for the warrants was estimated using the Black-Scholes valuation model assuming no expected dividends, a volatility of 64%, an estimated life of ten years, and a risk-free interest rate of 5.13%. The amount was recorded as a reduction of debt and is being amortized ratably over the loan period as interest expense.

7.	Collaboration Agreements

Novartis

On November 16, 2004, Infinity entered into a collaboration and option agreement (the “Novartis Collaboration Agreement”) with Novartis International Pharmaceutical Ltd. Pursuant to the Novartis Collaboration Agreement, Infinity and Novartis agreed to jointly design a collection of novel small molecules to be synthesized by Infinity using its diversity oriented synthesis chemical technology platform. Under the Novartis Collaboration Agreement, Novartis may use the resulting compound collection in its independent drug discovery efforts. Infinity has certain rights to use the resulting compound collection in its own drug discovery efforts, and Novartis has the option to license from Infinity on an exclusive worldwide basis specified lead compounds for further development and commercialization. In the event that Novartis exercises its option to license specified lead compounds, it will pay to Infinity milestone payments and royalties on net sales of certain drug products incorporating such compounds. In addition, Novartis will pay Infinity up to $10.5 million for the successful delivery of compounds. As of June 30, 2006, the Company has recognized $662,445 as revenue for delivery of compounds under the Novartis Collaboration Agreement.

On February 24, 2006, Infinity entered into a collaboration agreement with Novartis Institutes for BioMedical Research, Inc. (the “Novartis Product Development Agreement”) to discover, develop and commercialize drugs targeting Bcl protein family members for the treatment of a broad range of cancer indications. Under the terms of the Novartis Product Development Agreement, Infinity has granted to Novartis an exclusive, worldwide license to research, develop and commercialize pharmaceutical products that are based upon Infinity’s proprietary Bcl inhibitors. Novartis paid Infinity a $15.0 million upfront license fee, which is being recognized on a straight-line basis over the potential four year research term, and has committed to provide research funding to Infinity of approximately $10.0 million during the initial two-year committed research term. The initial two-year research term may be extended for up to two additional one-year terms at the discretion of Novartis, and Novartis will agree to fund additional research during any extension period in an amount to be agreed upon. Novartis has also agreed to pay Infinity royalties upon successful commercialization of any products developed under the alliance. For the six months ended June 30, 2006, the Company recognized $1.25 million in revenue related to the amortization of the non-refundable license fee and $1.6 million in revenue related to the reimbursable research and development services the Company performed for Novartis under the Novartis Product Development Agreement.

Johnson & Johnson

On December 22, 2004, Infinity entered into a technology access agreement with Johnson & Johnson Pharmaceutical Research & Development, a division of Janssen Pharmaceutica N.V. (“J&J”). Pursuant to this agreement, Infinity granted to J&J a non-exclusive worldwide license to use certain Infinity small molecules in J&J’s drug discovery efforts. Under the terms of the agreement, J&J paid Infinity an upfront license fee of $2.5 million. On March 2, 2006, Infinity and J&J amended the agreement to, among other things, allow for a reduction in the number of compounds to be delivered to J&J under the agreement. In connection with the reduction in compounds, Infinity has agreed to refund to J&J a portion of the upfront license fee in proportion to the number of compounds actually delivered. Infinity expects the partial refund of the upfront license fee to be approximately $950,000, half of which is due on December 31, 2006 and the remaining balance of which is due on December 31, 2007. The Company has recorded the refund of $950,000 in accrued expenses and other long term liabilities at June 30, 2006. The remaining $1.0 million is recorded in deferred revenue and will be recognized upon delivery of the compounds to J&J in 2006.

8.	New Accounting Pronouncements

In May 2005, the FASB issued FAS No. 154, “Accounting Changes and Error Corrections” (“FAS 154”). FAS No. 154 replaced APB Opinion No. 20, “Accounting Changes”, and FAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” FAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The Company adopted FAS 154 beginning on January 1, 2006; its adoption did not have a material impact on the Company’s results of operations or financial position.

In November 2005, FASB issued FSP FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“FSP FAS 115-1”), which provides guidance for determining when investments in certain debt and equity securities are considered impaired, whether an impairment is other-than-temporary, and on measuring such impairment loss. FSP FAS 115-1 also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP FAS 115-1 is required to be applied to reporting periods beginning after December 15, 2005. The Company adopted FSP FAS 115-1 in the first quarter of 2006. Adoption of FSP FAS 115-1 did not have a material impact on the Company’s results of operations or financial position.

In June 2006, FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (the “Interpretation”). The Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. The Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Interpretation is effective for fiscal years beginning after December 15, 2006. The Company has not completed its evaluation of the Interpretation, but does not currently believe that adoption will have a material impact on its results of operations or financial position.

9.	Subsequent Events

DPI Merger

On September 12, 2006, the Company and DPI completed their proposed merger. The Company was the surviving corporation in the merger, changed its name to Infinity Discovery, Inc. (“IDI”), and became a wholly owned subsidiary of DPI. In addition, DPI was renamed Infinity Pharmaceuticals, Inc. (“Infinity”) and its ticker symbol on the NASDAQ Global Market was changed to “INFI.” Upon completion of the merger, approximately 14.4 million shares of Infinity common stock were issued to the Company’s stockholders (after giving effect to a 1-for-4 reverse stock split of DPI common stock), and Infinity assumed all of the stock options, stock warrants and restricted stock of IDI outstanding as of September 12, 2006. As a result, former IDI stockholders, option holders and warrant holders owned, as of the closing, approximately 69% of the combined company on a fully-diluted basis and former DPI stockholders, option holders and warrant holders owned, as of the closing, approximately 31% of the combined company on a fully-diluted basis. Following completion of the merger, the business conducted by Infinity became the one operated by IDI prior to completion of the merger. Since former IDI security holders own approximately 69% of the voting stock of the combined company after the merger, IDI is deemed to be the acquiring company for accounting purposes and the transaction was accounted for as a reverse acquisition of assets and a recapitalization in accordance with accounting principles generally accepted in the United States.

MedImmune

On August 25, 2006, the Company entered into a product development and commercialization agreement with MedImmune, Inc. (“MedImmune”) to jointly develop and commercialize novel small molecule cancer drugs targeting Heat Shock Protein 90, or Hsp90, and the Hedgehog cell signaling pathway. Under the terms of this agreement, the Company and MedImmune will share equally all development and commercialization costs, as well as potential profits from any future marketed products. MedImmune has agreed to provide Infinity a non-refundable, upfront license payment of $70 million for co-exclusive rights to the Hsp90 and Hedgehog pathway development programs. This payment will be made in two tranches of $35 million each, with the first having been paid in September 2006 and the second to be paid on January 5, 2007. In addition, the Company could receive up to $430 million in milestone payments assuming that specified late-stage development and sales objectives are achieved for products resulting from the collaboration, such that total payments to the Company could equal $500 million. Because the Company has continuing involvement in the development program, it is recognizing the upfront license payment as revenue on a straight-line basis over seven years, which is an estimate of the period under which product candidates will be developed under the collaboration. In addition, because the MedImmune agreement is a cost-sharing arrangement rather than one in which research and development expenses are reimbursed, the Company will record any payments from MedImmune with respect to research and development as a reduction to research and development expense, and not as revenue.

Amgen

On July 7, 2006, the Company and Amgen Inc. (“Amgen”) amended their technology access agreement by extending the period in which Amgen may screen the compounds that had already been delivered under the original agreement in exchange for a license fee of $2.5 million, which was paid in July 2006. Under this amendment, the Company has no future obligations to Amgen; therefore, the license fee will be recognized as revenue in the quarter ended September 30, 2006. Amgen has also agreed to make milestone payments of up to an aggregate of $31.35 million for each product that Amgen develops and successfully commercializes based upon a licensed compound, assuming that Amgen achieves specified clinical and regulatory objectives. Amgen has also agreed to make additional milestone payments of up to an aggregate of $12.0 million for each product that Amgen develops and successfully commercializes based upon a specified subset of the licensed compounds, assuming that Amgen achieves specified clinical and regulatory objectives for those licensed compounds. Finally, Amgen has agreed to make success payments totaling up to an aggregate of $6.0 million if Amgen achieves specified research and/or intellectual property objectives and to pay royalties on sales of any products.